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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Silver King Communications, Inc. on Form S-4 of our report dated July 2, 1996, appearing in the Form 8-K dated July 2, 1996 of Silver King Communications, Inc. and of our report dated November 13, 1995 appearing in the Annual Report on Form 10-K of Silver King Communications, Inc. for the fiscal year ended August 31, 1995 and to the reference to us under the headings "APPOINTMENT OF INDEPENDENT AUDITORS" and "EXPERTS" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Tampa, Florida
November 19, 1996